SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 13, 2004
Date of Report (Date of Earliest Event Reported)

The Cronos Group

(Exact name of registrant as specified in its charter)

Luxembourg
(State or Other Jurisdiction of Incorporation)

0-24464	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

16, Allée Marconi, Boîte Postale 260, L-2120 Luxembourg
(Address of principal executive offices) (Zip Code)

011 (352) 453145
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 8.01 Other Events.

     Sale of Amersham Estate. As the registrant, The Cronos Group (the “Company”) (Nasdaq symbol: CRNS) has previously reported, the Company brought a foreclosure action in the U.K. courts seeking to foreclose two charging orders, aggregating approximately $2.3 million, against an estate beneficially owned by the Company’s former chairman, Stefan M. Palatin, in Amersham, England (the “Amersham Estate”). The Company brought the foreclosure action to satisfy judgments it had secured against Mr. Palatin. On June 25, 2004, the High Court of Justice, London, entered its order granting the Company possession of the Amersham Estate and directing that the Estate be sold and the net proceeds of sale applied in satisfaction of the Company’s charging orders. The Court also awarded the Company interest on the amount of the charging orders from July 8, 2003 and costs of approximately $100,000. On December 17, 2004, the Company entered into a contract of sale of the Amersham Estate for £3,400,088 (at current exchange rates, approximately $6,375,000). The buyer has made a deposit of £340,000 (approximately $635,500); closing of the sale is scheduled for January 31, 2005. Consummation of the sale is subject to standard conditions and clearance of certain cautions, inhibitions, and restrictions registered against the title (the “Registrations”) of the Amersham Estate. The Company has undertakings from the necessary parties to effect releases of the Registrations to complete the sale.

     The Company expects that the allocation of the proceeds of sale of the Amersham Estate payable to the Company shall be pursuant to the terms of the settlement agreement entered into between the Company and the Contrin Group, as discussed under Item 1 (“Legal Proceedings”) of Part II of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004.

     The Company will not recognize a gain in respect of the foreclosure sale of the Amersham Estate until such time as the sale has been consummated and all contingencies requisite to the distribution of the proceeds to the Company have been satisfied.

     TOEMT Litigation. As the Company has previously reported, since the 1980s, the Company has managed containers for Transocean Equipment Manufacturing and Trading Limited (“TOEMT (U.K.)”), an English company. A separate company by the same name was registered in the Isle of Man (“TOEMT (Isle of Man)”). Both TOEMTs are in liquidation in England, represented by the same liquidator. When the Company learned of the insolvency proceeding commenced on behalf of TOEMT (U.K.) in 1998, it set aside the distributions payable with respect to the containers managed for TOEMT in a separate bank account pending clarification of the proper claimant to the distributions.

     The Company turned over the set-aside distributions (amounting to approximately $1.3 million) to the liquidator in December 2003. As of December 31, 2004, only nine (9) containers remained in the portfolio of containers managed by the Company for TOEMT.

     In December 2003, the Company and the liquidator agreed to a winding-up of the Company’s management of containers for TOEMT. The Company agreed in a without prejudice settlement to pay the liquidator $200,000, in part to purchase the containers then managed for TOEMT, and the liquidator agreed to release all claims he might have against the Company. The liquidator delayed finalizing the settlement agreement and consummating the settlement through 2004. As reported by the Company in its September 30, 2004 quarterly report, the liquidator advised the Company in September 2004 that he may have additional claims to make against the Company, but he did not specify the nature or amount of such claims.

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     On December 13, 2004 the liquidator filed his “ordinary application” (in the nature of a complaint) in the High Court of Justice, Chancery Division, Companies Court, London, against the Company and two of its subsidiaries, Cronos Containers N.V. (“Cronos NV”) and Cronos Containers (Cayman) Limited (“Cronos Cayman”). A copy of the ordinary application filed with the Court was sent to the Company’s U.K. counsel on January 10, 2005. Service of the application has not yet been made on the respondents.

     By the ordinary application, the liquidator seeks a declaration pursuant to Section 213 of the U.K. Insolvency Act of 1986, as amended (“Insolvency Act”), that the respondents were knowingly parties to the carrying on of the business of the two TOEMTs with the intent to defraud the creditors of the two TOEMTs and/or for other fraudulent purposes, by assisting Mr. Palatin in diverting assets from the two TOEMTs to himself, to entities in which he was interested, and/or to his associates, otherwise than for proper purposes and otherwise than for full consideration.

     The liquidator alleges that the respondents “knowingly” were parties to the carrying on of the business of the two TOEMTs to defraud the creditors of the two TOEMTs by reason of:

•	The transfer on or about November 25, 1991 to TOEMT (U.K.) of 5,500,000 ordinary shares of the Company in consideration of the contribution of assets by TOEMT (U.K.) to the Company worth approximately $16 million, which 5,500,000 ordinary shares were then redeemed and/or transferred to Palatin and/or his nominee for no or no proper consideration;

•	The transfer on or about December 31, 1991 to TOEMT (U.K.) of 90,000 preference shares (worth approximately $9 million) which were then transferred to Barton Holding Limited (a company allegedly controlled by Palatin) for no or no proper consideration, and a loan which the liquidator alleges not to have been repaid;

•	The making of various payments (amounting to an excess of $894,300) between approximately June 1993 and February 1996 by Cronos NV to third parties, including Palatin or entities in which he was interested and/or his associates, which payments were made otherwise than for any legitimate commercial purpose or any other purpose of the TOEMTs’ businesses or interests;

•	The making of improper cash withdrawals (amounting to an excess of $2 million), between approximately December 1991 and June 1999 from TOEMT (U.K.)’s bank accounts, with the assistance of Cronos NV, which withdrawals were allegedly for the benefit of Palatin and/or his wife rather than for any legitimate commercial purpose or other purpose of the TOEMTs’ businesses or interests; and

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•	The diversion between 1991 and 1993 (with the assistance of Cronos NV) of TOEMT (U.K.)’s container business to TOEMT (Isle of Man), for no or for no proper consideration.

     The liquidator further seeks a declaration pursuant to Section 213 of the Insolvency Act that the respondents and each of them is liable to contribute to the assets of the two TOEMTs the amount of the deficiency as regards the creditors of the two TOEMTs, which the liquidator currently estimates to be at least $55 million, or, alternatively, that the respondents make such contributions to the assets of the two TOEMTs as the court thinks fit.

     The liquidator seeks an order from the court that the respondents and each of them pay to the liquidator any sums found to be due to him by reason of the conduct alleged above, plus interest and costs.

     The Company believes the liquidator’s claims are wholly without merit, and intends to vigorously defend them.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By /s/ Frank P. Vaughan
Frank P. Vaughan
Assistant Secretary

Date: January 13, 2005

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